Exhibit 10.4

AMENDED AND RESTATED

ACCELERATE PARENT CORP.

MANAGEMENT EQUITY INCENTIVE PLAN

Adopted August 30, 2010 (the “Effective Date”)

Amended and Restated October 14, 2010

1.	Purpose of the Plan

The purpose of the Amended and Restated Accelerate Parent Corp. Management Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its Affiliates and stockholders by providing the key employees, directors, service providers and consultants of the Company and its Affiliates with an appropriate incentive to encourage them to continue in the employ of the Company or Affiliate and to improve the growth and profitability of the Company.

2.	Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

(a) “Affiliate” shall mean the Company and any of its direct or indirect subsidiaries.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, (x) if the Participant has an effective employment agreement with the Company or any Affiliate as of the Grant Date, the definition used in such employment agreement, or (y) if the Participant does not have an effective employment agreement, unless otherwise provided in the Participant’s Option Grant Agreement, (i) the termination of the Participant’s Employment with the Company and all Affiliates on account of a failure of the Participant to perform his or her duties (other than as a result of physical or mental illness or injury); (ii) the termination of the Participant’s Employment with the Company and all Affiliates on account of the Participant’s willful misconduct or gross negligence which is injurious to the Company, any of its Affiliates, the Majority Stockholder or any of its affiliates (whether financially, reputationally or otherwise); (iii) the termination of the Participant’s Employment with the Company and all Affiliates on account of a breach by a Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or its Affiliates; (iv) the termination of the Participant’s Employment with the Company and all Affiliates on account of the Participant’s unauthorized removal from the premises of the Company or an Affiliate of any document (in any medium or form) relating to the Company or an Affiliate, the Majority Stockholder, or the customers of the Company or an Affiliate; (v) the termination of the Participant’s Employment with the Company and all Affiliates on account of the commission by the Participant of any felony or other serious crime involving moral turpitude or (vi) Competing. If, subsequent to the termination of Employment, it is discovered that such Participant’s Employment could have been terminated for Cause, as such term is defined above, or if the Participant Competes, the

Participant’s Employment shall, at the election of the Committee, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred. For the avoidance of doubt, in the event that the Participant has an effective employment agreement with the Company or any Affiliate as described in (x) above, a Participant’s Employment shall not be treated as having terminated for Cause for purposes of this Plan unless such Employment was terminated for Cause under such Participant’s employment agreement.

(d) “Change in Control” shall mean the occurrence of any of the following events after Closing: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis with its Affiliates to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than to a Majority Stockholder; (ii) the approval by the holders of the outstanding voting power of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than the Majority Stockholder) becoming the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of securities representing more than 40% of the aggregate outstanding voting power of the Company and such Person or Group actually has the power to vote such securities in any election of the Board and (B) the Majority Stockholder beneficially owning (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Company than such other Person or Group; (iv) the approval by the holders of the outstanding voting power of the Company of a reorganization, merger or consolidation of the Company, unless all or substantially all of such Persons who were beneficial owners of the outstanding shares of Common Stock immediately prior to such transaction will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the Company; or (v) the replacement of a majority of the Board over a two-year period from the directors who constituted the members of the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, a Majority Stockholder.

(e) “Closing” shall mean the completion of the various transactions contemplated by the Agreement and Plan of Merger, dated as of April 20, 2010 by and among American Tire Distributors Holdings, Inc., Accelerate Holdings Corp., Accelerate Acquisition Corp., and Investcorp International, Inc. (as stockholders representative).

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall the Compensation Committee of the Board of Directors of the Company or any other committee appointed by the Board to administer the Plan pursuant to Section 3, and if no such committee exists or has been appointed, the Board.

(h) “Common Stock” shall mean a share of the Company’s Common Stock, par value $0.01.

(i) “Company” shall mean Accelerate Parent Corp., a Delaware corporation.

(j) “Compete” shall mean with respect to any Participant who (i) is party to an effective employment agreement or an effective non-competition, non-solicitation and/or confidentiality agreement, each as of the Grant Date, failing to comply with any obligation thereunder and being in breach of the non-competition, non-solicitation or confidentiality provisions of such agreement; and (ii) is not party to an effective employment agreement or an effective non-competition, non-solicitation or confidentiality agreement, during Employment and for the eighteen month period following the termination of such Participant’s Employment, (A) becoming an employee, director, or independent contractor of, or a consultant to, or performing any services for, any Person engaging in any business activity that competes with the business of the Company or its Affiliates at such time, (B) soliciting or hiring or attempting to solicit or hire (1) any customer or supplier of the Company or any of its Affiliates in connection with any business activity that then competes with the Company or its Affiliates or to terminate or alter in manner adverse to the Company or its Affiliates such customer’s or supplier’s relationship with the Company, or (2) any Employee or individual who was an Employee within the six-month period immediately prior thereto to terminate or otherwise alter his or her Employment with the Company, or (C) disclosing any Confidential Information. “Competed” and “Competing” shall have correlative meanings.

(k) “Confidential Information” shall mean all information regarding the Company or any of its Affiliates, any Company activity or the activity of any Affiliate, Company business or the business of any Affiliate or any customer or supplier of the Company or any of its Affiliates that is not generally known by the public or to Persons not employed by the Company or its Affiliates, including, without limiting the foregoing, information that would not be known to the public but for the actions of or disclosure by, directly or indirectly, the Participant.

(l) “Disability” shall mean a permanent disability as defined in the Company’s or an Affiliate’s disability plans, or as defined from time to time by the Company, in its sole discretion, or as specified in the Participant’s Option Grant Agreement, provided that in the event the Participant is party to an effective employment agreement with the Company or any Affiliate as of the Grant Date, and such agreement contains or operates under a different definition of Disability (or any derivative of such term), the definition of Disability used in such agreement at the time of determination shall be substituted for the definition set forth above for all purposes hereunder.

(m) “EBITDA” shall be determined in good faith by the Board.

(n) “Eligible Employee” shall mean (i) any Employee who is a key executive of the Company or an Affiliate, or (ii) certain other Employees, directors, service providers or consultants who, in the judgment of the Committee, should be eligible to participate in the Plan due to the services they perform on behalf of the Company or an Affiliate.

(o) “Employment” shall mean employment with the Company or any Affiliate and shall include the provision of services as a director, service provider or consultant for the Company or any Affiliate. “Employee” and “Employed” shall have correlative meanings.

(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q) “Exercise Date” shall have the meaning set forth in Section 4.9 herein.

(r) “Exercise Notice” shall have the meaning set forth in Section 4.9 herein.

(s) “Exercise Price” shall mean the price that the Participant must pay under the Option for each share of Common Stock. as determined by the Committee for each Grant and initially specified in the Option Grant Agreement, which shall be no less than the Fair Market Value of a share of Common Stock on the Grant Date, subject to any adjustment that may be made following the Grant Date in accordance with the Plan.

(t) “Fair Market Value” shall mean, as of any date (1) prior to the existence of a Public Market for the Common Stock, the value per share of Common Stock as determined in good faith by the Board, taking into account the fair market value of the entire equity of the Company determined on a going concern basis as between a willing buyer and a willing seller, and taking into account any relevant factors determinative of value (based on all available information material to the value of the Company), without, however, giving effect to any discount for any lack of liquidity attributable to a lack of a Public Market, any block discount or control premiums attributable to the size of any person’s holdings of Common Stock, or any voting rights or lack thereof; or (2) on which a Public Market for the Common Stock exists, (i) closing price on such day of the Common Stock as reported on the principal securities exchange on which the Common Stock is then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. (“NASD”) selected by the Board. The Fair Market Value of the Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith. In any case, the Fair Market Value shall be determined in accordance with the requirements of Section 409A of the Code, to the extent applicable.

(u) “Good Reason” shall mean (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary, or (iii) a relocation of a Participant’s primary work location more than 75 miles from the Participant’s work location in effect immediately prior to the Grant Date, without the Participant’s prior written consent; provided that, within thirty days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his or her intention to terminate his or her Employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate Employment for Good Reason, and the Company shall not have cured such circumstances within thirty days following the Company’s receipt of such notice. Notwithstanding the foregoing, if, as of the Grant Date, the Participant is a party to an effective employment or consulting agreement or the Option Grant Agreement contains a different definition of the term “Good Reason” (or any derivation of such term), the definition in such agreement shall control.

(v) “Grant” shall mean a grant of an Option under the Plan evidenced by an Option Grant Agreement.

(w) “Grant Date” shall mean the Grant Date as defined in Section 4.2 herein.

(x) “Initial Majority Stockholder Shares” shall mean the shares of the Company’s Common Stock issued to the Majority Stockholders in connection with the Closing, and shall include any stock, securities or other property or interests received by the Majority Stockholders in respect of such shares in connection with any stock dividend or other similar distribution, stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, repurchase, merger, exchange of stock or other transaction or event that affects the Company’s capital stock occurring after the date of issuance.

(y) “Liquidity Event” shall occur on the date of (i) a transaction, which when aggregated, if applicable, with any other prior transaction (whether or not related) results in the cumulative sale, transfer or other disposition of more than 65% of the Initial Majority Stockholder Shares and with respect to which the Majority Stockholders have received only cash; or (ii) any other transaction or series of transactions (whether or not related) determined by the Board, in its sole discretion, to constitute a “Liquidity Event.”

(z) “Majority Stockholder” shall mean, collectively or individually as the context requires, TPG Partners V, L.P. and TPG Partners VI, L.P. and/or their respective affiliates.

(aa) “Management Stockholders’ Agreement” shall mean the Management Stockholders’ Agreement, substantially in the form attached hereto as Exhibit B or such other stockholders’ agreement to which the Company and the Participant are a party.

(bb) “MoM” shall mean a number, determined on each Liquidity Event, equal to the quotient of (i) all cash received directly or indirectly by the Majority Stockholders in connection with the Liquidity Event, including all cash dividends and other distributions made directly or indirectly to the Majority Stockholders, in respect of the Initial Majority Stockholder Shares sold, transferred or otherwise disposed of on or prior to the date on which the Liquidity Event occurs, divided by (ii) the aggregate purchase price paid by such Majority Stockholders for the Initial Majority Stockholder Shares.

(cc) “Option” shall mean the option to purchase shares of Common Stock granted to any Participant under the Plan. Any references in the Plan to an “Option” will be deemed to include “Time-Based Options” and “Performance-Based Options” unless specifically noted to the contrary.

(dd) “Option Grant Agreement” shall mean an agreement, substantially in the form attached hereto as Exhibit A, entered into by each Participant and the Company evidencing the Grant of each Option pursuant to the Plan, provided the Committee may make such changes to the form of Option Grant Agreement for any particular Grant as the Committee may determine pursuant to its powers set forth in Section 3.1(c) of the Plan.

(ee) “Participant” shall mean an Eligible Employee to whom a Grant of an Option under the Plan has been made, and, where applicable, shall include Permitted Transferees.

(ff) “Performance-Based Option” shall mean an Option which vests based on the achievement of EBITDA targets to be established by the Board, and set forth in the applicable Option Grant Agreement; provided that if any Performance-Based Option does not vest during a fiscal year as a result of not meeting such fiscal year’s EBITDA target, such Option shall remain outstanding until terminated in accordance with its terms and shall become immediately vested upon the occurrence of (i) the achievement of cumulative EBITDA targets for such fiscal year and the first fiscal year following such fiscal year; or (ii) the occurrence of a Liquidity Event at any time during the term of the Option in which the Majority Stockholder realizes an MoM that is at least 2.2; subject to the Participant being Employed on such vesting date.

(gg) “Permitted Transferee” shall have the meaning set forth in Section 4.5.

(hh) “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(ii) “Public Market” shall be deemed to exist for purposes of the Plan if the shares of Common Stock are registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in such securities in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

(jj) “Qualifying Termination” shall mean, with respect to a Participant, a termination of such Participant’s Employment by the Company without Cause or by the Participant for Good Reason within the two-year period following a Change in Control of the Company.

(kk) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ll) “Time-Based Option” shall mean, except as otherwise provided in the Plan or an Option Grant Agreement, an Option which vests ratably on each of the first through fifth anniversaries of the Grant Date until 100% of the Time-Based Options are fully vested and exercisable, subject in all cases to the Participant’s continuous Employment through each such vesting date. Unless the Committee provides otherwise, the vesting of the Time-Based Option may be suspended during any leave of absence as may be set forth by Company policy, if any.

(mm) “Transfer” shall mean any transfer, sale, assignment, hedge, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferee” and “Transferor” shall have correlative meanings.

3.	Administration of the Plan

The Committee shall administer the Plan. In addition, the Committee, in its discretion, may delegate its authority to grant Options to an officer or committee of officers of the Company, subject to reasonable limits and guidelines established by the Committee at the time of such delegation.

3.1 Powers of the Committee. In addition to the other powers granted to the Committee under the Plan, the Committee shall have the power: (a) to determine the Eligible Employees to whom Grants shall be made; (b) to determine the time or times when Grants shall be made and to determine the number of shares of Common Stock subject to each such Grant; (c) to prescribe the form of and terms and conditions of any instrument evidencing a Grant, so long as such terms and conditions are not otherwise inconsistent with the terms of the Plan; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret the Plan, such rules and regulations and the instruments evidencing Grants; and (f) to make all other determinations necessary or advisable for the administration of the Plan.

3.2 Determinations of the Committee. Any Grant, determination, prescription or other act of the Committee shall be final and conclusively binding upon all Persons.

3.3 Indemnification of the Committee. No member of the Committee nor the Majority Stockholder or its employees, partners, directors or associates shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person’s testator or intestate, is or was a member of the Committee or is or was a Majority Stockholder or an employee, partner, director or associate thereof, to the extent such criminal or civil action or proceeding relates to the Plan.

3.4 Compliance with Applicable Law; Securities Matters; Effectiveness of Option Exercise. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or non-U.S. laws. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the shares of Common Stock pursuant to the exercise of any Options, which shares of Common Stock shall be evidenced by book-entry into the books and records of the Company, and may only issue such certificates in the event the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, regulations or requirements. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of the shares of Common Stock pursuant to any Grant pending or to ensure compliance under federal, state or non-U.S. securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of the shares of Common Stock pursuant to any Grant. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

3.5 Inconsistent Terms. In the event of a conflict between the terms of the Plan, the terms of the Management Stockholders’ Agreement and the terms of any Option Grant Agreement, the terms of the Plan shall govern except as otherwise provided herein.

3.6 Plan Term. The Committee shall not Grant any Options under this Plan on or after the tenth anniversary of the Effective Date. All Options which remain outstanding after such date shall continue to be governed by the Plan.

4.	Options

Subject to adjustment as provided in Section 4.12 hereof, the Committee may grant to Participants Options to purchase up to 48,600,000 shares of Common Stock. With respect to each Grant made to a Participant under the Plan, unless otherwise specified in the Option Grant Agreement evidencing such Grant, fifty percent (50%) of the Option that is part of such Grant will be a Time-Based Option, and fifty percent (50%) of the Option that is part of such Grant will be a Performance-Based Option. To the extent that any Option granted under the Plan terminates, expires or is canceled without having been exercised, the shares of Common Stock covered by such Option shall again be available for Grant under the Plan.

4.1 Exercise Price. The Exercise Price of any Option granted under the Plan shall be such price as the Committee shall determine and which shall be specified in the Option Grant Agreement.

4.2 Grant Date. The Grant Date of the Options shall be the date designated by the Committee and specified in the Option Grant Agreement as of the date the Option is granted.

4.3 Accelerated Vesting on a Qualifying Termination. In the event that a Participant’s Employment is terminated as the result of a Qualifying Termination, 100% of the then outstanding Time-Based Options held by the Participant shall immediately vest and become exercisable as of such Qualifying Termination of Employment.

4.4 Expiration of Options. All Options, whether vested or not, shall expire on the tenth anniversary of their Grant Date unless such Options expire earlier as provided below. With respect to each Participant, such Participant’s Option(s), or portion thereof, which have not become exercisable shall expire on the date such Participant’s Employment is terminated for any reason unless otherwise specified in the Option Grant Agreement. With respect to each Participant, (x) each Participant’s Option(s), or any portion thereof, which have not become vested and exercisable as of the date the Participant’s Employment is terminated, shall be forfeited without consideration therefor, and (y) each Participant’s Option(s), or any portion thereof, which have become exercisable on or before the date such Participant’s Employment is terminated (or that become exercisable as a result of such termination) shall, unless otherwise provided in the Participant’s Option Grant Agreement, expire on the earliest of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause, or, following the Participant’s termination of employment, the Participant engaging in an act that constitutes Cause; (ii) 30 days after the date the Participant’s Employment is terminated by the Participant other than for Good Reason; (iii) 90 days after (A) the date the Participant’s Employment is terminated by the Company for any reason other than Cause (unless the Participant engages in an act that constitutes Cause) or by reason of the Participant’s death or Disability, or (B) the date the Participant’s Employment is terminated by the Participant for Good Reason; (iv) one year after the date the Participant’s Employment is terminated by reason of death or Disability; or (v) the 10th anniversary of the Grant Date for such Option(s). Any Option, or portion thereof, that has become exercisable by a Permitted Transferee on account of the death of a Participant shall expire one year after the date such deceased Participant’s Employment terminated by reason of death, unless otherwise provided in the Participant’s Option Grant Agreement, and any Option or portion thereof that has been transferred to a Permitted Transferee during the lifetime of a Participant shall expire in connection with the Participant’s termination of Employment at the time set forth under this Section 4.4 as if the Option were held directly by the Participant, unless otherwise provided in the Participant’s Option Grant Agreement. Notwithstanding the foregoing, the Committee may specify in the Option Grant Agreement a different expiration date or period (not to exceed 10 years from the Grant Date) for any Option granted hereunder, and such expiration date or period shall supersede the foregoing expiration period.

4.5 Limitation on Transfer. Each Option granted to a Participant shall be exercisable only by such Participant, except that a Participant may assign or transfer his or her rights with respect to any or all of the Options held by such Participant to: (i) such Participant’s beneficiaries or estate upon the death of the Participant (by will, by the laws of descent and distribution or otherwise) and (ii) subject to the prior written approval by the Committee and compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Participant, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption) (each of (i) and (ii), a “Permitted Transferee”).

4.6 Condition Precedent to Transfer of Any Option. It shall be a condition precedent to any Transfer of any Option by any Participant that the Transferee, shall agree prior to the Transfer in writing with the Company to be bound by the terms of the Plan, the Option Grant Agreement and the Management Stockholder’s Agreement as if he, she or it had been an original signatory thereto, except that any provisions of the Plan based on the Employment (or termination thereof) of the original Participant shall continue to be based on the Employment (or termination thereof) of the original Participant.

4.7 Effect of Void Transfers. In the event of any purported Transfer of any Options in violation of the provisions of the Plan, such purported Transfer shall, to the extent permitted by applicable law, be void and of no effect.

4.8 Exercise of Options. A Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable) may exercise any or all of the vested Options by serving an Exercise Notice on the Company as provided in Section 4.9 hereto.

4.9 Method of Exercise. The Option shall be exercised by delivery of written notice to the Company’s principal office (the “Exercise Notice”), to the attention of its Secretary, no less than five business days in advance of the effective date of the proposed exercise (the “Exercise Date”). Such notice shall (a) specify the number of shares of Common Stock with respect to which the Option is being exercised, the Grant Date of such Option and the Exercise Date, (b) be signed by the Participant (or his or her Permitted Transferee, guardian or legal representative, if applicable), (c) prior to the existence of a Public Market for the shares of Common Stock of the Company, indicate in writing that the Participant agrees to be bound by the Management Stockholders’ Agreement, and (d) if the Option is being exercised by the Participant’s Permitted Transferee(s), such Permitted Transferee(s) shall indicate in writing that they agree to and shall be bound by the Plan and Option Grant Agreement as if they had been original signatories thereto (as provided in Section 4.6 hereof) and, prior to the existence of a Public Market for the shares of Common Stock, by the Management Stockholders’ Agreement. The Exercise Notice shall include payment in cash for an amount equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice or any method otherwise approved by the Committee. In addition, the Participant shall be responsible for the payment of applicable withholding and other taxes in cash (or shares of Common Stock if approved by the Committee) that may become due as a result of the exercise of such Option. The Committee may, in its sole discretion, permit the person exercising an Option to make the above-described payments in forms other than cash. The partial exercise of the Option, alone, shall not cause the expiration, termination or cancellation of the remaining Options.

4.10 Management Stockholders’ Agreement. Subject to Section 3.4 herein, upon the exercise of the Options in accordance with Section 4.9 and, prior to the existence of a Public Market, no shares of Common Stock shall be issued to or recorded in the name of any Participant until such Participant agrees to be bound by and executes the Management Stockholders’ Agreement and any Option Grant Agreement.

4.11 Amendment of Terms of Options. The Committee may, in its sole discretion, amend the Plan or terms of any Option, provided, however, that any such amendment shall not impair or adversely affect the Participants’ existing rights under the Plan or such Option without such Participant’s written consent.

4.12	Adjustment Upon Changes in Company Stock.

4.12.1 Increase or Decrease in Issued Common Stock Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of the shares of Common Stock, or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company, the Committee shall make adjustments as the Committee deems appropriate to prevent the enlargement or dilution of rights with respect to the number of shares of Common Stock available for grant under this Plan, the number of shares of Common Stock subject to the Options and/or the Exercise Price per share of Common Stock.

4.12.2 Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Options outstanding on the date of such merger or consolidation shall pertain and apply to the securities that a holder of the number of shares of Common Stock subject to any such Option would have received (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Options shall not be affected by such transaction).

4.12.3 Certain Other Transactions. Except as otherwise provided in a Participant’s Option Grant Agreement, in the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the stockholders receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion, (a) have the power to provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which the shares of Common Stock underlying such Options are exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the Options, or the number or kind of securities or amount of property subject to the Options and/or, (b) if appropriate, cancel, effective immediately prior to such event, any outstanding Option (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each underlying share of Common Stock, equal to the excess of (1) the value, as determined by the Committee in its sole discretion of securities and/or property (including cash) received by such stockholders as a result of such event over (2) the Exercise Price, as the Committee may consider appropriate to prevent dilution or enlargement of rights.

4.12.4 Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.12.1 through 4.12.3 hereof, or in the event a Public Market exists for the securities of any Affiliate of the Company, the Committee shall make such adjustments in the number and kind of shares or securities subject to Options outstanding on the date on which such change occurs and in the per-share Exercise Price of each such Option, as the Committee deems appropriate, to prevent dilution or enlargement of rights. In such event, references to Common Stock herein shall be deemed to be a reference to such other kind of shares or securities subject to Options hereunder.

4.12.5 No Other Rights. Except as expressly provided in the Plan or the Option Grant Agreements evidencing the Options, the Participants shall not have any rights as a holder of Options by reason of (i) any subdivision or consolidation of the shares of Common Stock or any other securities of any class, (ii) the payment of any distribution, any increase or decrease in the number of shares of Common Stock, or (iii) any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or the Option Grant Agreements evidencing the Options, no issuance by the Company of shares of Common Stock or shares of any class, or securities convertible into shares of Common Stock or shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the Options or the Exercise Price of such Options.

4.12.6 Tax Requirements. Any adjustments or changes to the Options or the shares of Common Stock pursuant to this Section 4.12 shall be made in accordance with any applicable requirements of Section 409A of the Code and any guidance issued thereunder.

5.	Miscellaneous

5.1 Rights as Option Holders. The Participants shall not have any rights as stockholders with respect to any shares of Common Stock covered by or relating to the Options granted pursuant to the Plan until the date the Participants become the registered owners of such shares of Common Stock. Except as otherwise expressly provided in Sections 4.11 and 4.12 hereof, no adjustment to the Options shall be made for dividends or other rights for which the record date occurs prior to the effective date such stock is registered.

5.2 No Special Employment Rights. Nothing contained in the Plan shall confer upon the Participants any right with respect to the continuation of their Employment or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Employment agreements to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participants from the rate in existence at the time of the grant of any Option.

5.3 No Obligation to Exercise. The Grant to the Participants of the Options shall impose no obligation upon the Participants to exercise such Options.

5.4 Restrictions on Common Stock. The rights and obligations of the Participants with respect to the shares of Common Stock obtained through the exercise of any Option provided in the Plan shall be governed by the terms and conditions of the Management Stockholders’ Agreement.

5.5 Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Participant:

To the most recent address shown on records of the Company or its Affiliate.

If to the Company:

Accelerate Parent Corp.

c/o American Tire Distributors, Inc.

12200 Herbert Wayne Court, Suite 150

Huntersville, NC 28070

Attention: General Counsel

With a copy to each of:

TPG Capital, L.P.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Attention: General Counsel

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Robert J. Raymond

or to such other address as any party may have furnished to the other in writing in accordance herewith.

5.6 Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

5.7 Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

5.8 Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the provisions governing conflict of laws.